UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2012 (June 15, 2012)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

Extension of Maturity Dates of Convertible Promissory Notes Dated December 20, 2011

On December 20, 2011 (the "December Issue Date"), Protea Biosciences Group, Inc. (the "Company"), issued certain convertible promissory notes (the "December Notes") to Stanley Hostler, a director of the Company and Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company (collectively, the “December Noteholders”), in an aggregate principal amount equal to $750,000 (the "December Principal Amount"). The Notes accrue simple interest at a rate of 10% per annum and were due and payable on the earlier to occur of (i) the date that is 180 days from the December Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default.   At the option of the holders, each $2.00 of outstanding December Principal Amount and accrued unpaid interest is convertible into one share of common stock of the Company. The December Noteholders each executed an addendum to the December Notes, dated June 15, 2012 (collectively, the “December Note Addendums”), to extend the maturity dates of the December Notes by 90 days from June 17, 2012 to September 15, 2012.

The above description of the December Notes is intended to be a summary only and is qualified in its entirety by the terms of the form of December Notes filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 28, 2011. The description above of the December Note Addendums are intended to be a summary only and are qualified in their entirety by the terms and conditions of the December Note Addendums attached hereto as Exhibits 10.1 and 10.2.

Extension of Maturity Dates of Convertible Promissory Notes Dated April 16, 2012

On April 16, 2012 (the “April Issue Date”), the Company, issued convertible promissory notes (the "April Notes") in an aggregate principal amount equal to $640,000 to Stanley Hostler, Scott Segal and Leonard Harris, each a director of the Company, Summit Resources, Inc., an affiliate of Steve Antoline, a director of the Company, Nancy Turner, the spouse of Stephen Turner, our Chief Executive Officer and a director of the Company and Virginia Child, the wife of Stanley Hostler (collectively, the “April Note Holders”). The April Notes accrue simple interest at a rate of 10% per annum and were due and payable on the earlier to occur of (i) the date that is 90 days from the Issue Date, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. At the option of the holders, each $2.00 of outstanding principal amount and accrued unpaid interest due under the April Notes is convertible into one share of common stock of the Company. The April Note Holders each executed a separate addendum to the April Notes (collectively, the “April Note Addendums”) to extend the maturity dates of the April Notes to October 13, 2012.

The above description of the April Notes is intended to be a summary only and is qualified in its entirety by the terms of the form of April Notes filed as Exhibit 10.1 to the Company’s Form 8-K filed on April 20, 2012. The description above of the April Note Addendums are intended to be a summary only and are qualified in their entirety by the terms and conditions of the April Note Addendums attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8.

Extension of Maturity Date of a Convertible Debenture Dated April 18, 2012

On April 18, 2012, the Company issued a convertible debenture (the “Debenture”), for an aggregate principal amount of $400,000 (the “Debenture Principal Amount”) to the West Virginia Jobs Investment Trust Board (the “WVJITB”), evidencing a convertible loan in that amount from the WVJITB. The Debenture accrues interest at a rate of 10% per annum and is convertible into shares of (1) common stock of the Company, at an initial conversion rate of $2.00 per share, subject to certain adjustments or (2) preferred stock of the Company, at an initial conversion rate equal to the lowest price paid for such preferred stock by other purchasers, subject to certain adjustments. The entire Debenture Principal Amount was due on July 17, 2012 (the “Debenture Maturity Date”).

On June 18, 2012, the WVJITB and the Company entered into a letter agreement to extend the Debenture Maturity Date to October 15, 2012 (“Debenture Extension”).

The above description of the Debenture is intended to be a summary only and is qualified in its entirety by the terms of the Debenture filed as Exhibit 10.2 to the Company’s Form 8-K filed on April 20, 2012. The description above of the Debenture Extension is intended to be a summary only and is qualified in its entirety by the terms and conditions of the Debenture Extension attached hereto as Exhibit 10.9

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Convertible Promissory Note Addendum executed by Summit Resources, Inc., dated June 15, 2012 (with respect to the December Note by and between the Company and Summit Resources, Inc.)

10.2	Convertible Promissory Note Addendum executed by Stanley Hostler, dated June 15, 2012(with respect to the December Note by and between the Company and Stanley Hostler).

10.3	Convertible Promissory Note Addendum executed by Summit Resources, Inc., dated June 15, 2012 (with respect to the April Note by and between the Company and Summit Resources, Inc.).

10.4	Convertible Promissory Note Addendum executed by Scott Segal, dated June 15, 2012 (with respect to the April Note by and between the Company and Scott Segal).

10.5	Convertible Promissory Note Addendum executed by Stanley Hostler, dated June 15, 2012 (with respect to the April Note by and between the Company and Scott Segal).

10.6	Convertible Promissory Note Addendum executed by Virginia Child, dated June 18, 2012 (with respect to the April Note by and between the Company and Virginia Child).

10.7	Convertible Promissory Note Addendum executed by Nancy Turner, dated June 22, 2012 (with respect to the April Note by and between the Company and Nancy Turner).

10.8	Convertible Promissory Note Addendum executed by Leonard Harris, dated July 2, 2012 (with respect to the April Note by and between the Company and Leonard Harris).

10.9	Letter Agreement by and between the Company and the WVJITB, dated June 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2012	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer